NOVELIS INC.
AMENDED AND RESTATED BY-LAWS
Adopted as of July 24, 2008

ARTICLE I
Shareholders
Section 1.01. Meetings. The Directors shall call an annual meeting of Shareholders not later than 15 months after holding the preceding annual meeting but no later than 6 months after the end of the Corporation’s preceding financial year. The Corporation may at any time call a special meeting of Shareholders. Meetings shall be held at such time as the Directors may determine.
Section 1.02. Notice of Meetings. Notice of time and place of each meeting of Shareholders shall be given by sending the notice to each Shareholder entitled to vote at the meeting, not less than 21 nor more than 60 days before the date of the meeting unless determined otherwise by the Directors with respect to a particular meeting. The accidental failure to give notice of a meeting of Shareholders to any person entitled thereto or any error in such notice not affecting the substance thereof shall not invalidate any action taken in the meeting.
Section 1.03. Quorum. Except as otherwise provided in the Articles of the Corporation, the holders of not less than 25% of the shares entitled to vote at a meeting of Shareholders present in person or by proxy shall constitute a quorum.
Section 1.04. Chairman of the Meeting. Subject to the provisions of any resolution of the Directors, the Chairman of the Board or, in his absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Shareholders. If at any meeting all of the foregoing officers be absent, the Shareholders entitled to vote at such meeting may choose a chairman.
Section 1.05. Conduct of Meetings. The Chairman of any meeting of Shareholders shall conduct the procedure thereat in all respects and his decision on all matters or things, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy, shall be conclusive and binding upon the Shareholders.
Section 1.06. Participation. The directors or shareholders calling a meeting of shareholders, may determine that the meeting of shareholders shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and any vote at that meeting of shareholders shall be held entirely by means of that communication facility.
Section 1.07. Voting. Voting at every meeting of Shareholders shall be by a show of hands except where, either before or after a show of hands, a ballot is required by the Chairman of the meeting or is demanded by any person representing not less that one-tenth of the total voting rights of all the members having the right to vote at the meeting of Shareholders. Any vote may be held, in accordance with the laws and regulations governing the Corporation, by means of a telephonic, electronic or other communication facility, provided the Corporation makes available such a communication facility. At every meeting of Shareholders all questions proposed for the consideration of Shareholders shall be decided by the majority of votes, unless otherwise required by the laws governing the Corporation or by the Articles of the Corporation.

ARTICLE II
Directors
Section 2.01 Qualification. No person shall be qualified to be a Director if that person is less than eighteen years of age, is of unsound mind and has been so found by a court in Canada or elsewhere, or has the status of a bankrupt. At least twenty-five per cent of the Directors shall be resident Canadians and if the board consists of only three or fewer Directors, at least one shall be a resident Canadian.
Section 2.02. Canadian Residents Required at Meetings. The Directors shall not transact business at a meeting other than filling a vacancy in the board unless at least twenty-five per cent of the directors (the “required number”) present are resident Canadians or if a resident Canadian Director who is unable to be present approves in writing or by telephonic, electronic or other communication facility the business transacted at the meeting and the required number of resident Canadians would have been present had that Director been present at the meeting.
Section 2.03. Voting at Meetings. Questions arising at any meeting of Directors shall be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting, in addition to the chair’s original vote, shall have a second or casting vote.
Section 2.04. Conflict of Interest. A Director or officer who is a party to, or who is a Director or officer or is acting in a similar capacity of, or has a material interest in, a party to a material contract or material transaction, whether entered into or proposed, with the Corporation shall disclose the nature and extent of the director’s or officer’s interest at the time and in the manner provided by the Canada Business Corporations Act and any other applicable law.
Section 2.05. Number. The Board of Directors shall consist of such number of Directors, not greater than the maximum 15 nor less than the minimum 3 set out in the Articles of the Corporation, as the Directors may determine from time to time.
Section 2.06. Election and Term of Office. At each annual meeting at which the election of directors is required, the shareholders shall elect Directors to hold office until the close of business of the third succeeding annual meeting following their election, provided that if an election of directors is not held at such annual meeting of the shareholders, the directors then in office shall continue in office until their successors shall be elected. A retiring director shall be eligible for re-election unless such Director is older than the maximum age fixed by the Directors (if any).
Section 2.07. Meetings of Directors and Notices. A minimum of four regularly scheduled Board meetings shall be held each year. Additional meetings of the Directors may be called at any time by or by order of the Chairman of the Board, the Vice Chairman of the Board if one is in office, or any two directors. Notice specifying the place and time of each such meeting shall be delivered to each Director or left at his usual residence or usual place of business, or shall be mailed, sent by facsimile or in an electronic or other technologically enhanced format at least 72 hours prior to the time fixed for such meeting. Notice of any meeting or any irregularity in any meeting or the notice thereof may be waived by any Director either before or after the meeting is held. In conjunction with the annual meeting of Shareholders each year, the Directors shall meet to appoint the officers of the Corporation and to transact such other business as may come before the meeting.

Section 2.08. Quorum. The Directors may from time to time fix the quorum for meetings of Directors, but unless so fixed, 2 Directors shall constitute a quorum.
Section 2.09. Compensation. Each Director who is not a salaried officer of the Corporation or of one of its subsidiaries may be paid such compensation as may be fixed by the Directors or by any committee to which the Directors may delegate power to do so, in addition to transportation and other expenses actually incurred in attending meetings of the Directors or of any committee of which he is a member or in otherwise performing the duties of his office.
Section 2.10. Chairman. Subject to the provisions of any resolution of the Directors, the Chairman of the Board or, in his absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Directors. If the Chairman of the Board, or the Vice Chairman of the Board, if any, be absent, the Directors present may choose a Chairman from among their number. The Chairman at any meeting of Directors may vote as a Director.
Section 2.11. Participation. Subject to the laws governing the Corporation, any Director may, if all of the Directors consent, participate at any meeting of Directors or of a committee of Directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate with each other during the meeting. In the case of any such participation at any such meeting, each such Director so participating shall be deemed to be present at such meetings and such meetings shall be deemed to be held at the place specified in the notice calling such meeting or in the waiver thereof and, in the absence of any such specification, at the place where or from which the Chairman of the meeting shall have presided.
Section 2.12. Committees. The Board delegates certain of its functions to Committees, each of which has a written charter. There are two standing Committees of the Board: the Compensation Committee and the Audit Committee. Other Committees or sub-committees may be established from time to time by Board resolution. The roles and responsibilities of each Committee are described in the respective Committee charters. “Task Force” Committees may be established on an ad hoc basis to deal with specific subjects. Members of the Committees may participate in meetings thereof by means of conference call or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. A resolution in writing signed by all the Members of a Committee shall avail as the act of that Committee. The times and places of the meetings of a Committee and procedure thereat shall be determined by that Committee. The acts of a Committee shall require no more than the vote of a majority of the Members present.
Section 2.13. Action Without Meetings. Any action required to be taken at any meeting of the Board of Directors or any committee designated by the Board may be taken without a meeting, if all members of the Board or committee entitled to vote on such matters consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.
ARTICLE III
Officers
Section 3.01. Conflict of Interest. An officer shall disclose the officer’s interest in any material contract or material transaction, whether entered into or proposed, in accordance with the provision in Section 2.04.

Section 3.02. Agents and Attorneys. The Directors shall have power from time to time to appoint agents or attorneys for the Corporation within or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as the Directors may specify.
Section 3.03. Appointments. The Directors may, without limit to their powers with respect to appointment of Officers contained in the laws governing the Corporation, from time to time appoint Officers with such duties and powers and for such terms of office as the Directors deem advisable, provided that at all times there shall be in office a Chairman, a President and a Secretary.
Section 3.04. Vacancies. A vacancy in any office may be filled at any time by the Board. Any Officer appointed by the Board may be removed by it at any time at its discretion.
Section 3.05. Chairman of the Board. The Chairman of the Board shall preside at all Meetings of the Shareholders and of the Board at which he is present. The Chairman of the Board shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board. The Chairman of the Board may be a non-employee Director.
Section 3.06. Vice Chairman. The Vice Chairman of the Board (if one is appointed) shall, in the absence of the Chairman of the Board, preside at all Meetings of the Shareholders and of the Board at which he is present. He shall perform all duties incident to the office of Vice Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.
Section 3.07. President. The President shall be responsible for the general management and direction of the business and affairs of the Corporation. The President shall make reports of the Corporation’s business to the Board at such times as the Board shall require. The President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to the President by the Board.
Section 3.08. Vice Presidents. A Vice President (if any are appointed) shall perform all duties incident to the office of Vice President and such other duties as may be assigned to him from time to time by the Board or the President. The Board may designate one or more Vice Presidents as Executive Vice President or Senior Vice President or Regional Vice President or Field Vice President or Functional Vice President or such other designation as the Board may deem appropriate.
Section 3.09. Secretary. The Secretary shall attend the Meetings of the Shareholders and of the Board and keep Minutes of such Meetings. The Secretary shall send out notices of all Meetings as required by law. The Secretary shall be the custodian of the seal and of the corporate books and records (except books of account and accounting records) required to be kept by law. The Secretary is authorized and empowered to (a) appear and make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any court, (b) make affidavits and solemn declarations in connection therewith or in connection with any and all judicial proceedings to which the Corporation is a party, and (c) represent the Corporation and attend and vote at any and all meetings of shareholders or members of any firm, syndicate, company or corporation in which the Corporation has shares or is otherwise interested, and any action taken and vote cast by him at any such meeting shall be deemed to be the act and/or vote of the Corporation. The Secretary or an Assistant Secretary may certify under his signature and the corporate seal of the Corporation as to the authenticity or nature of any document of the Corporation including any proceedings and any extract from the Minutes of Meetings of the Board or the Shareholders as well as to the existence of any fact, matter or thing relating to the Corporation or its affairs. The Secretary shall perform, in general, all duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Board or the Chairman, Vice Chairman or the President.
Section 3.10. Treasurer. The Treasurer shall be in charge of the monies and securities of the Corporation (other than securities issued by the Corporation) and have the administration of its credit and collection policies. The Treasurer shall deposit or cause to be deposited all monies of the Corporation with such depositories as the Board shall designate. The Treasurer shall disburse these monies or control their disbursement and shall also control the purchase, safekeeping and sale of the securities of the Corporation. The Treasurer shall, in general, perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned by the Board.
Section 3.11. Controller. The Controller (if one is appointed) shall be in charge of the accounts of the Corporation and shall keep or cause to be kept in proper books, accurate accounts of all transactions affecting the financial position of the Corporation. The Controller shall, in general, perform all duties incident to the office of the Controller and such other duties as may from time to time be assigned by the Board.
Section 3.12. Assistant Officers. The President may, at the President’s discretion, appoint or remove one or more Assistant Officers or fill any vacancy in any such office. An Assistant Officer shall perform such duties as may be assigned to such Assistant Officer by the President or the Officer in respect of whom he is named to act. In the absence of the said Officer, the Assistant Officer shall perform the duties of that Officer. In these By-Laws, the expression “Officer” shall, unless the context otherwise requires, mean and include Assistant Officers.
ARTICLE IV
Shares of Capital Stock
Section 4.01. Share Certificates. Subject to the laws governing the Corporation, share certificates shall be in such form as the Board may from time to time determine and shall be signed by at least one of the following persons, or the signature shall be printed or otherwise mechanically reproduced on the certificate: (a) the Secretary or an Assistant Secretary; or (b) the President.
Section 4.02. Lost, Destroyed or Mutilated Certificates. The Board of Directors or any officer of the Corporation to whom the Board of Directors has delegated authority, or failing such delegation, the Secretary of the Corporation, may authorize any transfer agent of the Corporation to issue, and any registrar of the Corporation to register, at any time and from time to time unless otherwise directed, a new certificate or certificates of stock in place of a certificate or certificates upon surrender of the mutilated certificate, or in the case of loss or destruction of the certificate, upon receipt by the transfer agent of evidence of such loss or destruction, which may be the affidavit of the applicant; a bond indemnifying the Corporation and any transfer agent and registrar of the class of stock involved against claims that may be made against it or them on account of the lost or destroyed certificate or the issuance of a new certificate, of such kind and in such amount as the Board of Directors shall have authorized the transfer agent to accept generally or as the Board of Directors or an authorized officer shall approve in particular cases; and any other documents or instruments that the Board of Directors or an authorized officer may require from time to time to protect adequately the interest of the Corporation. A new certificate may be issued without requiring any bond when, in the judgment of the Directors, or such authorized officer, it is proper to do so. [Note: this is a completely new provision]
ARTICLE V
Instruments
Section 5.01. Execution of Instruments. All cheques, drafts and orders for the payment of money and all promissory notes and acceptances shall be signed by one Officer or by such other person and in such manner as shall be determined from time to time by the Board. Unless otherwise provided by resolution of the Board, all endorsements of cheques, drafts or other negotiable instruments payable to the Corporation shall be for collection and for deposit to the credit of the Corporation with any of its duly authorized bankers or depositories. Any such endorsement may be by means of a rubber stamp or other device.
ARTICLE VI
Indemnification of Officers and Directors
Section 6.01. Indemnity. Subject to the limitations contained in the governing Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation’s request as a Director or Officer or in a similar capacity of another entity at the Corporation’s request (or a person who undertakes or has undertaken any liability on behalf of the Corporation or at the Corporation’s request on behalf of any such other entity) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a party by reason of being or having been a Director or Officer of the Corporation or such body corporate or by reason of having undertaken such liability.
Section 6.02. Limitation. The corporation may not indemnify an individual under Section 6.01 unless the individual (a) acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
Section 6.03. Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.01 to the extent permitted by the Act.
ARTICLE VII
General Provisions
Section 7.01. Seal. The Corporation shall have one corporate seal containing the words Novelis Inc.

Section 7.02. Fiscal Year. The fiscal year of the Corporation shall end on March 31, in each year.
Section 7.03. Notices. Any notice, communication or document to be given by the Corporation pursuant to the Canada Business Corporations Act, the Articles, the By-laws or otherwise, to a Shareholder, Director, officer or auditor shall be sufficiently given if delivered personally to the person whom it is to be given, or if delivered to his recorded address, or if mailed by prepaid mail addressed to him at his recorded address. In addition to the foregoing, any such notice, communication or document required to be given may instead be delivered by the Corporation in an electronic or other technologically enhanced format, provided that the requirements of the applicable law of such delivery have been complied with in all respects, including, where required, receipt by the Corporation of the prior consent of the recipient to the delivery of such notice, communication or document in electronic or other technologically enhanced format and the designation by the recipient of the information system for receipt thereof.